UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 30, 2021 (March 30. 2021)

CX NETWORK GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-169805	32-0538640
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen,

Guangdong Province, China, 518005

(Address of principal executive offices)

+86-1755-26412816

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2021, CX Network Group, Inc., a Nevada corporation (the "Company"), certain record shareholders of the Company (the “Sellers”), and certain investor (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Purchasers will acquire 16,683,334 shares of common stock, par value $0.0001 per share (the “Shares”), for an aggregate purchase price of $255,000, subject to satisfaction or waiver of the closing conditions set forth in the SPA,.

In connection with the SPA, on the same day, the Company, Chuangxiang Holdings Inc., a Cayman Islands corporation (“Spin-Off Subsidiary”), and Continent Investment Management Limited and Golden Fish Capital Investment Limited, (“Spin-Off Subsidiary buyers”) entered into a spin-off agreement (the “Spin-Off Agreement”). Pursuant to the Spin-Off Agreement, Spin-Off Subsidiary buyers will receive all of the issued and outstanding capital stock of Spin-Off Subsidiary at a purchase price of $1 at the closing. As a result, Spin-Off Subsidiary buyers will become the sole equity owner of Spin-Off Subsidiary and the Company will have no further interest in Spin-Off Subsidiary.

A form of the SPA and Spin-Off Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively. The foregoing is only a brief description of the material terms of the SPA and the Spin-Off Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

On March 30, 2021, the Company entered into a non-binding letter of intent to consummate a potential share exchange with Kunpeng (China) Industrial Development Company Limited, an entity organized under the laws of Hong Kong (“Kunpeng”). Kunpeng, through its subsidiary in China, King Eagle (China) Co., Ltd. (“King Eagle”), is engaged in platform business of on-line and off-line healthcare services and sales of healthcare products. The contemplated transaction is subject to various conditions set forth in the non-binding letter of intent.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Spin-off Agreement dated March 30, 2021 by and among Chuangxiang Holdings Inc., Purchasers, and CX Network Group, Inc.
10.2	Stock Purchase Agreement dated March 30, 2021 by and among certain sellers, certain buyers, and CX Network Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2021	CX Network Group, Inc.

	By:	/s/ Huibin Su
	Name:	Huibin Su
	Title:	Chief Executive Officer

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